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                               November 18, 1999


Board of Directors
Wattage Monitor Inc.
1100 Kietzke Lane
Reno, Nevada 89502

         Re:      Wattage Monitor Inc. - Registration Statement on Form SB-2


Gentlemen:

         You have requested our opinion as counsel for Wattage Monitor Inc., a Nevada corporation (the "Company"), in connection with the registration statement (the "Registration Statement") on Form SB-2 filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of (i) 5,058,370 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"); (ii) 3,500,000 shares of Common Stock (the "Series B Shares") underlying 3,500,000 shares of Series B Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock"); (iii) 149,000 shares of Common Stock (the "Option Shares") underlying stock options previously granted by the Company; and (iv) 563,500 shares of Common Stock (the "Warrant Shares") underlying warrants previously granted by the Company.

         In rendering our opinion hereafter, we have relied upon such documents and instruments as we have deemed appropriate.

         In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.

         The opinions hereafter expressed are subject to the following qualifications:

         A. Our opinion in paragraph 1 as to the good standing of the Company is based upon a certificate from public officials.



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Wattage Monitor Inc.
November 18, 1999
Page 2

         B. Our opinions below are limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matter expressly so stated.

         C. We disclaim any obligation to update this opinion letter for events occurring after the date of this opinion.

         D. We are members of the Bar of the State of New York. Our opinions below are limited to the effect of the laws of the State of New York and of the federal laws of the United States.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada.

         2. The Common Stock is duly authorized, validly issued, fully paid and non-assessable.

         3. The Series B Shares are duly authorized, and when issued, upon proper conversion of the Series B Preferred Stock, will be legally issued, fully paid and non-assessable.

         4. The Option Shares are duly authorized, and when issued, upon proper exercise of the options, will be legally issued, fully paid and non-assessable.

         5. The Warrant Shares are duly authorized, and when issued, upon proper exercise of the warrants, will be legally issued, fully paid and non-assessable.

         Please be advised that our firm holds a warrant to purchase 7,000 shares of Common Stock. In addition, please be advised that a partner of our firm owns, as a joint tenant, 17,648 shares of Common Stock. Another partner of our firm may be deemed to have beneficial ownership of 1,148 shares of Common Stock, although such beneficial ownership is disclaimed. In addition, two other attorneys of our firm may be deemed to have beneficial ownership of 12,500 shares and 4,000 shares of our Common Stock, respectively, although such beneficial ownership is disclaimed by both attorneys.




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Wattage Monitor Inc.
November 18, 1999
Page 3


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion letter is rendered solely for the benefit of the addressee. Without our prior written consent, this opinion letter may not be:
(i) relied upon by any other party or for any other purpose; (ii) quoted in whole or in part or otherwise referred to in any report or document; or (iii) furnished (the original or copies thereof) to any other party.


                                                     Very truly yours,

                                                 /s/ Camhy Karlinsky & Stein LLP

                                                     CAMHY KARLINSKY & STEIN LLP